Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

MGC Diagnostics Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of MGC Diagnostics Corporation and Subsidiaries (the Company) of our report dated January 29, 2016, relating to the consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended October 31, 2015.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

Baker Tilly Virchow Krause, LLP

March 16, 2016